UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 24, 2019 (January 23, 2019)

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

Effective January 23, 2019, the Board of Directors (the “Board”) of Histogenics Corporation (the “Company”) approved a restructuring plan involving reductions in headcount as part of a plan to reduce operating costs following the Company’s decision to discontinue the development of NeoCart, as described in more detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 21, 2018. The positions eliminated together represent approximately 65% of the Company’s workforce, including the Company’s Chief Medical Officer and Chief Business Officer.

The Company expects to substantially complete the initial restructuring efforts and record a one-time charge for severance and related expenses of approximately $1.4 million in the first quarter of 2019. The charges that the Company expects to incur in connection with the workforce reduction are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers

As part of the restructuring plan and reduction in force described elsewhere in this Current Report on Form 8-K, E. Lynne Kelley, M.D., FACS, Chief Medical Officer, and Donald Haut, Ph.D., Chief Business Officer, have separated from service with the Company. Drs. Kelley and Haut’s employment with the Company terminated effective January 23, 2019.

(e) Compensatory Arrangements of Certain Officers

Kelley Separation

On January 23, 2019, the Company and Dr. Kelley entered into a Separation Agreement (the “Separation Agreement”) in connection with the termination of Dr. Kelley’s employment as the Company’s Chief Medical Officer, which was effective July 31, 2018.

Pursuant to the Separation Agreement, Dr. Kelley will receive the following severance benefits: (i) cash payment of her monthly base salary for 6 months (the “Kelley Continuation Period”); and (ii) payment of her monthly COBRA premiums until the earliest of (a) the close of the Kelley Continuation Period, (b) the expiration of her continuation coverage under COBRA and (c) the date when Dr. Kelley is offered substantially equivalent health insurance coverage in connection with new employment or self-employment. The Company also paid Dr. Kelley an aggregate of $96,250 pursuant to the Executive Officer Retention Bonus Plan implemented in October 2018, the terms of which are described in the Company’s Current Report on Form 8-K filed with the SEC on October 2, 2018.

Haut Separation

On January 23, 2019, the Company and Dr. Haut entered into a Separation Agreement (the “Separation Agreement”) in connection with the termination of Dr. Haut’s employment as the Company’s Chief Business Officer, which was effective May 16, 2017.

Pursuant to the Separation Agreement, Dr. Haut will receive the following severance benefits: (i) cash payment of his monthly base salary for 9 months (the “Haut Continuation Period”); and (ii) payment of his monthly COBRA premiums until the earliest of (a) the close of the Haut Continuation Period, (b) the expiration of his continuation coverage under COBRA and (c) the date when Dr. Haut is offered substantially equivalent health insurance coverage in connection with new employment or self-employment. The Company also paid Dr. Haut an aggregate of $94,354 pursuant to the Executive Officer Retention Bonus Plan implemented in October 2018, the terms of which are described in the Company’s Current Report on Form 8-K filed with the SEC on October 2, 2018.

Amended and Restated Executive Officer Retention Bonus Plan

Effective January 25, 2019, the Board approved an amendment to the previously adopted Executive Officer Retention Bonus Plan (the “Retention Plan”). The Retention Plan, as amended, provides for payment of a cash retention bonus to the executive officers of the Company, including the Company’s named executive officers, who continue employment with the Company through June 30, 2019 (the “Retention Date”). The Retention Plan is intended to help ensure the Company’s continued operations. The Compensation Committee of the Board will continue to administer the Retention Plan.

Under the terms of the Retention Plan, each executive officer who continues employment with the Company through the Retention Date will be eligible to receive a cash bonus payable in a lump sum within 15 days following the Retention Date. Additionally, the retention bonus amount would be payable in the event the executive officer is terminated without cause or resigns for good reason.

The table below sets forth the retention bonus amount for each current executive officer under the Retention Plan assuming all terms and conditions are satisfied:

Executive Officer	Retention Bonus Amount
Adam Gridley	$191,200
Stephen Kennedy	$156,750

For the avoidance of doubt, the amounts set forth above are not in addition to the amounts provided for under the previously approved retention bonus plan, but are the only amounts payable under the Retention Plan, as amended.

The foregoing descriptions of the terms and conditions of the Kelley Separation Letter, Haut Separation Letter and Retention Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Kelley Separation Letter, Haut Separation Letter and Retention Plan, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2019.

Forward-Looking Statements

Various statements in this Current Report on Form 8-K are “forward-looking statements” under the securities laws. Words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties.

Important factors that could cause actual results to differ materially from those reflected in the Company’s forward-looking statements include, among others: statements regarding the future business operations of the Company; completing a restructuring plan and the associated costs and charges related thereto; the prospect for the successful sale of the Company or of any of the Company’s assets; the possibility of a liquidating distribution to Company stockholders; the ability of the Company to pay its creditors and successfully complete an orderly wind down; the ability to liquidate the Company’s assets outside of a court-supervised proceeding; the ability of the Company to restructure; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which are on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be set forth in those sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, to be filed with the SEC in the first quarter of 2019. In addition to the risks described above and in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect the Company’s results.

There can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The Company cautions investors not to rely too heavily on the forward-looking statements the Company makes or that are made on its behalf. The information in this Current Report on Form 8-K is provided only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2019	HISTOGENICS CORPORATION

	By:	/s/ Adam Gridley
Adam Gridley President and Chief Executive Officer